Exhibit 10.4

AMENDMENT NO. 1 TO

OPTIO SOFTWARE, INC.

OUTSIDE DIRECTORS’ STOCK OPTION PLAN

Section 6.2(b) of the plan is amended and restated in its entirety to read as follows:

“(b) OPTIONS AFTER EACH YEAR OF SERVICE. As of the end of each completed year of service as an Eligible Director after the effective date, an individual shall be granted an option to purchase 10,000 shares, with such option subject to the provisions of Section 7 below.”